Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Providence Service Corporation 2003 Stock Option Plan of our report dated March 11, 2005 appearing in the Annual Report on Form 10-K relating to our audits of the consolidated financial statements and the financial statement schedule and internal control over financial reporting of The Providence Service Corporation for the year ended December 31, 2004, filed with the United States Securities and Exchange Commission.

/s/ McGladrey & Pullen, LLP

Phoenix, Arizona

August 24, 2005